Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential. Double asterisks denote omissions.

EXHIBIT 10.3

AMENDMENT NO. 1 TO EXCLUSIVE LICENSE AGREEMENT

This Amendment No. 1 (“Amendment No. 1”) is made as of July 13, 2021 (“Amendment No. 1 Effective Date”) by and between Sage Therapeutics, Inc. (“Licensee”) and Washington University (“WU”).

WHEREAS, Licensee and WU entered into an Exclusive License Agreement effective November 11, 2013 (the “Agreement”); and,

WHEREAS, Licensee and WU wish to mutually amend the Agreement; and

NOW THEREFORE, for good and valuable mutual consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to amend the Agreement as follows:

1.	Capitalized terms not otherwise defined herein will have the meaning given to them in the Agreement.

2.	Exhibit B of the Agreement is hereby deleted in its entirety and replaced with Exhibit B-1 attached hereto, due to the reversion, on June 3, 2015, to WU of the rights to the following applications:

WU ref                                 US Patent/Publication or PCT No. (Appl. No.)

[**][**]

Exhibit B-1 is hereby incorporated into the Agreement.

3.

WU hereby agrees to grant Licensee a second extension to the certain Non-Financial Diligence Milestone identified in the Agreement as “b. [**] by [**] months, to [**], and Licensee shall pay WU the Milestone Extension Fee of $[**] for such extension.

4.	The table in the section of the Agreement entitled “Non-Financial Diligence Milestones” is hereby deleted in its entirety and replaced with the following:

Non-Financial Diligence Milestones:

Milestone Event	Timeline
a.[**]	within [**] after the Effective Date
b.[**]	within [**] after the Effective Date
c.[**]	within [**] after the Effective Date
d.[**]	within [**] after the Effective Date

5.	The section of the Agreement entitled “License Maintenance Fee” is hereby deleted in its entirety.

Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential. Double asterisks denote omissions.

As of the Amendment No. 1 Effective Date, Licensee agrees to pay License Maintenance Fee of twenty-five thousand dollars ($25,000) at each anniversary of the Effective Date following the Amendment No. 1 Effective Date until First Commercial Sale.

6.	The Parties agree that notwithstanding anything to the contrary in the Agreement, Licensee shall have one remaining extension under the section of the Agreement entitled “Milestone Extensions”.

7.	The section of the Agreement entitled “Term” is hereby deleted in its entirety and replaced with the following:

“The term of this Agreement shall commence on the Effective Date and continue on a Licensed Product-by-Licensed Product and country-by-country basis until the later of: (a) the last day that at least one Valid Claim exists that covers such Licensed Product in such country; or (b) the twelfth anniversary of the day of the First Commercial Sale of such Licensed Product in such country.”

8.	Section 3.3 of the Agreement, entitled “Changes to Development Plan,” is hereby deleted in its entirety and replaced with the following:

“Licensee may not make material changes to the Development Plan without providing a written update thereof to WU. WU will be provided a reasonable opportunity to review and comment on any such material change of the Development Plan, and Licensee shall give due consideration to all comments by WU.”

WU acknowledges that the current Development Plan is attached to this Agreement as Exhibit A-1.

9.

All other terms and conditions of the Agreement, as amended and modified, are hereby ratified, confirmed and approved. Except as set forth in this Amendment No. 1, the Agreement is unaffected and shall continue in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, duly authorized representatives of the parties have signed this Amendment No.1 as of the Amendment No. 1 Effective Date.

Washington University	Sage Therapeutics, Inc.
By: /s/ Nichole Mercier	By: /s/ Albert J. Robichaud
duly authorized	duly authorized
Print Name: Nichole Mercier	Print Name: Albert J. Robichaud
Title: Assistant Vice Chancellor and Managing Director	Title: Chief Scientific Officer